UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 (Amendment No. ___ )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Value Line Aggressive Income Trust
Value Line Asset Allocation Fund, Inc.
Value Line Emerging Opportunities Fund, Inc.
Value Line Premier Growth Fund, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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Value Line Emerging Opportunities Fund, Inc.
Value Line Premier Growth Fund, Inc.

220 East 42nd Street
New York, New York 10017-5891

ADJOURNMENT MESSAGE – URGENT ACTION REQUESTED

We recently sent you proxy materials regarding a Special Meeting of Shareholders scheduled to be held on October 26, 2010. The Special Meeting has been adjourned to November 24, 2010 at 11:30 a.m. Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting. By voting now you will help save on the cost of additional mailings and calls to shareholders.

Please Vote Today!

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. We urge you to vote your proxy now.  You and all other Fund shareholders will benefit from your cooperation.

The Board recommends a vote “FOR” the proposals, as detailed in your proxy statement.  A copy of the proxy statement is available by calling the toll free number shown below.

1-800-545-3393

Value Line Funds has made it very easy for
you to vote. Choose one of the following
Your vote is urgently needed!	methods:
	●	Speak to a live proxy specialist by calling the
Please vote now to be sure your		number above. We can answer your
questions and record your vote. (Open: M-F
vote is received in time for the		8am – 10pm, Sat 11am – 5pm ET)

	●	Log on to the website noted on your proxy
November 24, 2010		card/voting instruction form and enter your
control number printed on the card, and vote
Adjourned Special Meeting of		by following the on-screen prompts.

Shareholders.	●	Call the phone number on the proxy
card/voting instruction form and enter the
control number printed on the card and
follow the touchtone prompts.
Voting takes only a few minutes.
Thank you for your participation in this	●	Mail in your signed proxy card/voting
important matter.		instruction form in the envelope provided.